EXHIBIT 12:

                                OPINION AND CONSENT OF
                          JORDEN BURT BERENSON & JOHNSON LLP

                          JORDEN BURT BERENSON & JOHNSON LLP
                                    Suite 400 East
                          1025 Thomas Jefferson Street, N.W.
                              Washington, DC  20007-0805




                                   February 6, 1996





          Board of Directors
          The Rushmore Fund, Inc.
          4922 Fairmont Avenue
          Bethesda, Maryland  20814

          Board of Directors
          Fund For Government Investors, Inc.
          4922 Fairmont Avenue
          Bethesda, Maryland  20814

          Re:  Federal Income Tax Consequences of Proposed Reorganization

          Ladies and Gentlemen:

               We have  acted as  counsel to The Rushmore  Fund, Inc.  (the
          "Fund"), a Maryland corporation, and Fund For Government Investors, Inc., a Maryland corporation, in connection with a reorganization transaction, described herein, that is to be entered into between

               (1) The Rushmore Money Market Portfolio (the "Acquired Portfolio"), a series of the Fund, and

               (2)  Fund   For   Government   Investors,   Inc.   (the
                    "Acquiring Fund"),

          pursuant to the Agreement and Plan of Reorganization (the "Reorganization Plan"), and which reorganization transaction was unanimously approved by the Board of Directors of the Fund (the "Board") on July 27, 1995, and by the Board of Directors of the Acquiring Fund (the "Acquiring Fund Board") on July 27, 1995.
          The  Reorganization   Plan  provides   that,   pursuant  to   the
          reorganization transaction, all of the assets of the Acquired Portfolio (the "Acquired Portfolio Assets") are to be transferred to the Acquiring Fund in exchange solely for voting shares of common stock in the Acquiring Fund ("Acquiring Fund Shares") and the assumption by the Acquiring Fund of all the liabilities of
          the Acquired  Portfolio (the "Reorganization").   This opinion is
          given pursuant to Section 8.5 of the Reorganization Plan.
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                    Page 2

          Board of Directors
          Fund For Government Investors, Inc.
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                    Page 3

          Board of Directors
          Fund For Government Investors, Inc.



                                SOURCES OF INFORMATION

               In forming our opinion, we have examined those documents and legal authorities that we deemed appropriate for this purpose. These authorities included various provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the U.S. Treasury Income Tax Regulations promulgated thereunder ("Treasury Regulations" or "Treas. Regs."), judicial decisions, and administrative pronouncements by the Internal Revenue Service (the "Service"). In addition to the legal authorities mentioned above, we also have reviewed various documents, including:

               (1)  the Reorganization Plan;

               (2) Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of the Fund, as filed with the Securities and Exchange
                    Commission  (the  "Commission")  on  December  29,
                    1995;

               (3) the Articles of Incorporation of the Fund, dated July 17, 1985, as last amended October 29, 1991 (the "Rushmore Articles");

               (4)  the By-Laws of the Fund;

               (5)  the minutes of the  July 27,  1995 meeting of  the
                    Board   (Nos.   2-5    collectively,   the   "Fund
                    Documents");

               (6) Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of the Acquiring Fund, as filed with the Commission on March 31, 1995;

               (7) Articles of Incorporation of the Acquiring Fund, dated October 30, 1974, as last amended June 28, 1982 (the "Acquiring Fund Articles");

               (8)  the By-Laws of the Acquiring Fund;

               (9)  the minutes of  the July 27, 1995  meeting of  the
                    Acquiring Fund Board (Nos. 6-9 collectively, the "Acquiring Fund Documents").
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                    Page 4

          Board of Directors
          Fund For Government Investors, Inc.
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                    Page 5

          Board of Directors
          Fund For Government Investors, Inc.



                                  SUMMARY OF OPINION

               Our opinion set forth below assumes:

               (1) the accuracy of the statements and facts concerning the Reorganization, as set forth in this letter, the Reorganization Plan, the Fund Documents, including the business purposes for consummating the Reorganization as stated therein, and the Acquiring Fund Documents, including the business purposes for consummating the Reorganization as stated therein; and

               (2) the accuracy of the representations made to us by the Fund, on behalf of the Acquired Portfolio and by the Acquiring Fund, which representations are set forth in the Fund Officer's Certificate and the Acquiring Fund Officer's Certificate both of even date herewith (the "Representations"), and are set forth below under the heading "ASSUMPTIONS"; and

               (3) that the Reorganization will be consummated in the manner contemplated by and in accordance with the terms and conditions set forth in the Reorganization Plan and in the Combined Registration Statement\Proxy Statement on Form N-14 of the Acquiring Fund, as filed with the Commission on or about February 6, 1996 (the "Reorganization Registration Statement").

               This opinion is conditioned upon there being no relevant change in the Code, Treasury Regulations, judicial decisions, or administrative pronouncements by the Service between the date hereof and the closing date of the Reorganization. This opinion is further conditioned upon our receiving such executed letters of representation from the Fund, on behalf of the Acquired Portfolio, and the Acquiring Fund, as we shall request. This opinion shall be effective only at such time as we receive those letters and confirm our opinion in writing on the closing date of the Reorganization and, in the absence of such confirmation, will be deemed to have been withdrawn.

               Based upon the facts and assumptions stated herein, and for the reasons set forth below, it is our opinion that, for federal
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                    Page 6

          Board of Directors
          Fund For Government Investors, Inc.



          income tax purposes, the Reorganization will constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(C) of the Code. The consequences of this tax treatment of the Reorganization are described more fully below under the heading "CONCLUSIONS."

                                        FACTS

          1.   The Fund and the Acquired Portfolio

               The  Fund was organized  as a corporation under  the laws of the State of Maryland pursuant to the Rushmore Articles. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company. Accordingly, the Fund is subject to the provisions of the 1940 Act, and the rules and regulations of the Commission thereunder. The operations of the Fund are further governed by the Rushmore Articles, by the Fund's By-Laws, and by Maryland law, as applicable. The Fund presently is authorized to issue 1,000,000,000 shares of Common Stock, $.001 par value per share, which may be issued in three separate classes: the Rushmore Money Market Portfolio, the Rushmore Nova Portfolio, and the Rushmore U.S. Government Bond Portfolio. The Fund is qualified to be taxed as a regulated investment company ("RIC") under the Code, has elected to be taxed as a RIC for federal income tax purposes under Section 851 of the Code continuously since the Fund's organization, and has qualified to be taxed as a RIC under Section 851 of the Code continuously since the Fund's organization.

               Article  TENTH,  Section  (d),   of  the  Rushmore  Articles
          provides that:

               In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the
               Board of  Directors is  expressly authorized:   (d)   In
               addition  to the powers  and authorities  granted herein
               by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of  Maryland law,  of  these Articles  of Incorporation,
               and of the By-Laws of the Corporation.
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                    Page 7

          Board of Directors
          Fund For Government Investors, Inc.



               Article THIRTEENTH, of the Rushmore Articles provides that:

               Notwithstanding any provision of Maryland Law requiring more than a majority vote of the Common Stock in connection with any corporate action (including, but not limited to, the amendment of the Articles of Incorporation) unless otherwise provided in the Articles of Incorporation, the Corporation may take or authorize such action upon the favorable vote of the holders of a majority of the outstanding shares of Common Stock.

               Article II, Section 5, "Meetings of Stockholders," of the Fund's By-Laws provides that:

               At any meeting of Stockholders, the presence in person or by proxy of the Stockholders entitled to cast a majority of the votes thereof shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened.

               Article II, Section 6, "Meetings of Stockholders," of the Fund's By-Laws provides that:

               The vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, at a meeting duly called and at which a quorum is present, shall decide any question brought before such meeting, unless a greater proportion than a majority is required for such question by applicable statutes, the Certificate of Incorporation, or these By-Laws.

               Article III, Section 1, "Directors," of the Fund's By-Laws provides that:
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                    Page 8

          Board of Directors
          Fund For Government Investors, Inc.



               The business of the Corporation shall be managed by the Board of Directors, which may exercise all powers of the Corporation, except as are, by statute, or Certificate of Incorporation, or by these By-Laws, conferred or reserved to the Stockholders.

               The provisions of Article TENTH, Section (d), and Article THIRTEENTH of the Rushmore Articles, and Article II, Section 5,
          Article II, Section 6, and Article III, Section 1, of the Fund's By-Laws, as set forth above, thus, provide the authority under which the Reorganization was proposed and will be undertaken by the Fund.

          2.   The Acquiring Fund

               The Acquiring  Fund was organized as a corporation under the laws of the State of Maryland pursuant to the Acquiring Fund Articles. The Acquiring Fund is registered under the 1940 Act as an open-end, diversified management investment company. Accordingly, the Acquiring Fund is subject to the provisions of the 1940 Act, and the rules and regulations of the Commission thereunder. The operations of the Acquiring Fund are further governed by the Acquiring Fund Articles, by the Acquiring Fund's By-Laws, and by Maryland law, as applicable. The Acquiring Fund presently is authorized to issue 3,000,000,000 shares of Common Stock, $.001 par value per share. The Acquiring Fund is qualified to be taxed as RIC under the Code, has elected to be taxed as a RIC for Federal income tax purposes under Section 851 of the Code continuously since the Acquiring Fund's organization, and has qualified to be taxed as a RIC under Section 851 of the Code continuously since the Acquiring Fund's organization.

               Article TENTH, Section (iv) of the Acquiring Fund Articles provides that:

               In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the
               Board of  Directors is expressly authorized:   (iv)   In
               addition to  the powers and  authorities granted  herein
               by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland  law, of  these  Articles of  Incorporation,
               and of the By-Laws of the Corporation.
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                    Page 9

          Board of Directors
          Fund For Government Investors, Inc.
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 10

          Board of Directors
          Fund For Government Investors, Inc.



               Maryland Code Ann., Corporations and Associations Section 3-105(a)(3) provides that:

               A consolidation, merger, share exchange, or transfer of assets shall be approved in the manner provided by this section, except that: (3) A transfer of assets need be approved by a Maryland transferee corporation only by its board of directors and by any other action required by its charter.

          The provisions  of Article TENTH,  Section (iv) of  the Acquiring
          Fund  Articles   and   Maryland  Code   Ann.,  Corporations   and
          Associations Section 3-105(a)(3), as set forth above, thus, provide the authority under which the Reorganization was proposed and will be undertaken by the Acquiring Fund.

          3.   The Acquiring Fund Redomestication

               The Acquiring Fund Board is currently soliciting the proxies of persons who are shareholders of the Acquiring Fund ("Acquiring Fund Shareholders") to approve an agreement and plan of redomestication whereby the Acquiring Fund would continue to be a diversified, open-end management investment company, but would change its form of organization from a Maryland corporation to an unincorporated voluntary organization known as a Delaware business trust (the "Acquiring Fund Redomestication"). The Acquiring Fund Redomestication is proposed to occur immediately following the Reorganization.

               The Acquiring Fund Board has unanimously approved the Acquiring Fund Redomestication. The primary reason for proposing the Acquiring Fund =Redomestication is that the Acquiring Fund, as a Delaware business trust, will have greater operational, administrative, and marketing flexibility than a Maryland corporation.

               If the Acquiring Fund Shareholders approve the Acquiring Fund Redomestication, but the shareholders of the Acquired Portfolio ("Acquired Portfolio Shareholders") do not approve the Reorganization, then the Acquired Portfolio Shareholders will not
          receive  Acquiring  Fund  Shares.    If  the  Acquired  Portfolio
          Shareholders approve the Reorganization and the Acquiring Fund Shareholders do not approve the Acquiring Fund Redomestication, then the Acquired Portfolio Shareholders will receive Acquiring Fund Shares. If the Acquired Portfolio Shareholders approve the
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 11

          Board of Directors
          Fund For Government Investors, Inc.



          Reorganization and the Acquiring Fund Shareholders approve the Acquiring Fund Redomestication, then the Acquiring Fund Shares received by the Acquired Portfolio Shareholders automatically will be exchanged for shares of beneficial interest in a Delaware business trust. For federal income tax purposes, the direct issuance of trust shares of beneficial interest by the Delaware business trust should be treated as (i) a deemed transfer of Acquiring Fund Shares to the Acquired Portfolio, followed by (ii) a deemed distribution of such Acquiring Fund Shares to the Acquired Portfolio Shareholders and (iii) a deemed exchange of such Acquiring Fund Shares for trust shares of beneficial interest in the Delaware business trust.

               The approval of the Reorganization by the Acquired Portfolio is not contingent upon the approval of the Acquiring Fund Redomestication by the Acquiring Fund Shareholders. Likewise, the approval of the Acquiring Fund Redomestication is not
          contingent   upon  the   approval  of   the   Acquired  Portfolio
          Shareholders.

          4.        The Reorganization

               The Reorganization will be submitted for approval at a special meeting of the Acquired Portfolio Shareholders (the "Special Meeting") by Acquired Portfolio Shareholders who own at least a majority of all outstanding shares of common stock of the Acquired Portfolio (the "Acquired Portfolio Shares"). Neither the proxy rules under the Securities Exchange Act of 1934, as amended, nor the Rushmore Articles entitle Acquired Portfolio Shareholders to appraisal rights (i.e., to demand the fair value of their shares) in the event of a reorganization or merger. Consequently, all of the Acquired Portfolio Shareholders will be bound by the terms of the Reorganization Plan if such
          Reorganization Plan is approved at the Special Meeting. All Acquired Portfolio Shareholders, however, retain their rights to redeem their Acquired Portfolio Shares at net asset value at any time prior to the closing date of the proposed Reorganization.

               Pursuant to the Reorganization, the Acquired Portfolio will transfer to the Acquiring Fund all of the existing Acquired Portfolio Assets and the Acquiring Fund will assume all the liabilities of the Acquired Portfolio. The Acquiring Fund will also deliver full and fractional Acquiring Fund Shares to the Acquired Portfolio in an amount equal in value to the net asset value of the issued and outstanding full and fractional shares of
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 12

          Board of Directors
          Fund For Government Investors, Inc.



          common stock in the Acquired Portfolio as of the date of the Reorganization. The exact number of such Acquiring Fund Shares to be transferred will be determined by using a net asset value exchange ratio.

               On the effective date of the Reorganization, pursuant to the Reorganization Plan, the Acquiring Fund Shares received by the Acquired Portfolio in the transaction (or the trust shares of beneficial interest received in exchange for such Acquiring Fund Shares if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders) will be distributed pro rata to the Acquired Portfolio Shareholders, the Acquired Portfolio will cease to exist, and all Acquired Portfolio Shares will be canceled.

               As affirmed in the Representations (and as described more fully below under the heading "ASSUMPTIONS"), with respect to the
          Reorganization:

               (1) to the best knowledge of the management of the Fund, there is no plan or intention on the part of the Acquired Portfolio Shareholders to sell, to exchange, or otherwise to dispose of any of the Acquiring Fund Shares received in the Reorganization (or the trust shares of beneficial interest received in exchange for such Acquiring Fund Shares if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders), except to exchange such Acquiring Fund Shares for shares of beneficial interest in a Delaware business trust pursuant to the Acquiring Fund Redomestication if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders, and except pursuant to investment decisions made in the ordinary course of investing in mutual funds

               (2) the Acquiring Fund will continue to use the Acquired Portfolio's historic business assets received by the Acquiring Fund in the Reorganization in the Acquiring Fund's continuing business enterprises;

               (3)  there  is no  plan or  intention by  the Acquiring
                    Fund to sell  or dispose of the Acquired Portfolio
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 13

          Board of Directors
          Fund For Government Investors, Inc.



                    Assets received in the Reorganization, except to contribute the Acquired Portfolio Assets to a Delaware business trust pursuant to the Acquiring Fund Redomestication if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders, and except in the normal course of the Acquiring Fund's business operations as a mutual fund;

               (4) the Reorganization is not a tax-motivated transaction and has been proposed and is being undertaken for a number of business and economic reasons, such as promoting more efficient operations, enabling greater diversification, and continuing to obtain management and administrative services at acceptable levels, as described in the Reorganization Registration Statement;

               (5) the Acquiring Fund Redomestication is not a tax-motivated transaction and has been proposed and is being undertaken for a number of business and economic reasons, such as achieving greater operational, administrative, and marketing flexibility, as described in the Reorganization Registration Statement; and

               (6) the approval of the Reorganization by the Acquired Portfolio Shareholders is not contingent upon the approval of the Acquiring Fund Redomestication by the Acquiring Fund
                    Shareholders, and the approval of the Acquiring Fund Redomestication by the Acquiring Fund Shareholders is not contingent on upon the approval of the Reorganization by the Acquired Portfolio Shareholders.

               The Reorganization Plan provides that Money Management Associates ("MMA"), the investment adviser to the Acquired Portfolio and the Acquiring Fund, will bear the aggregate expenses and costs of the Reorganization.

                                     ASSUMPTIONS
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 14

          Board of Directors
          Fund For Government Investors, Inc.



               Our   opinion  assumes   the   accuracy  of   the  following
          assumptions in connection with the proposed Reorganization (the "Assumptions"):

               (1) Immediately following the consummation of the Reorganization, every Acquired Portfolio Shareholder will own full and fractional Acquiring Fund Shares, the value of which Acquiring Fund Shares will be approximately equal to the value of such Acquired Portfolio Shareholder's full and fractional Acquired Portfolio Shares immediately prior to the Reorganization, and every such Acquired Portfolio Shareholder will own such full and fractional Acquiring Fund Shares solely by reason of the ownership by the Acquired Portfolio Shareholder of full and fractional Acquired Portfolio Shares immediately prior to the Reorganization.

               (2) To the best knowledge of the management of the Fund, there is no plan or intention on the part of the Acquired Portfolio Shareholders to sell, to exchange, or otherwise to dispose of any of the Acquiring Fund Shares received in the Reorganization (or the trust shares of beneficial interest received in exchange for such Acquiring Fund Shares if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders), except to exchange such Acquiring Fund Shares for shares of beneficial interest in a Delaware business trust pursuant to the Acquiring Fund Redomestication if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders, and except pursuant to investment decisions made in the ordinary course of investing in mutual funds;

               (3) Immediately following the consummation of the Reorganization, the Acquiring Fund will possess all of the assets and liabilities possessed by the
                    Acquired  Portfolio  immediately   prior  to   the
                    Reorganization.    The   Acquired  Portfolio  will
                    continue to  make redemptions required by  Section
                    22(e)  of   the  1940  Act  and   regular,  normal
                    dividends declared and paid in order to ensure the
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          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 15

          Board of Directors
          Fund For Government Investors, Inc.



                    Acquired Portfolio's continued RIC qualification under Section 851 of the Code, but none of these redemptions or distributions will be made in anticipation of, or in connection with, the Reorganization.

               (4) The Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares (or additional trust shares of beneficial interest if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders) following the Reorganization, except such shares as the Acquiring Fund will issue in the ordinary course of business as an investment company which continuously offers its shares to the public at net asset value.

               (5) The Acquiring Fund has no plan or intention to reacquire any of the Acquiring Fund Shares issued in the Reorganization (or the trust shares of beneficial interest issued in exchange for such Acquiring Fund Shares if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders), except as required by Section 22(e) of the 1940 Act.

               (6)  The  Acquiring Fund  has no  plan or  intention to
                    sell  or  otherwise  to  dispose  of  any  of  the
                    Acquired Portfolio Assets acquired in the Reorganization, except to contribute the Acquired Portfolio Assets to a Delaware business trust pursuant to the Acquiring Fund Redomestication if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders, and except in the normal course of the Acquiring Fund's business operations as a mutual fund;

               (7)  The  Acquired   Portfolio  will   distribute   the
                    Acquiring Fund Shares it receives in the Reorganization (or the trust shares of beneficial interest received in exchange for such Acquiring Fund Shares if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders) in pursuance of the Reorganization Plan.

          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 16

          Board of Directors
          Fund For Government Investors, Inc.



               (8) All of the liabilities of the Acquired Portfolio that are to be assumed by the Acquiring Fund and all of the liabilities, if any, to which the transferred Acquired Portfolio Assets are subject were incurred by the Acquired Portfolio in the ordinary course of the Acquired Portfolio's business and are associated with the Acquired Portfolio Assets transferred in the Reorganization.

               (9) Following the Reorganization (and the Acquiring Fund Redomestication, if the Acquiring Fund Redomestication is approved by the Acquiring Fund Shareholders), the Acquiring Fund will continue the historic business of the Acquired Portfolio and will use a significant portion of the Acquired Portfolio's historic business assets, received by the Acquiring Fund in the Reorganization, in the Acquiring Fund's continuing business enterprises.

               (10) All expenses and costs incurred in connection with
                    the Reorganization and the transactions and other actions contemplated thereby will be paid by MMA, including legal and accounting expenses, and administrative costs of the Reorganization, such as printing, clerical work, security underwriting and registration costs, transfer taxes, and transfer agent's fees, and as otherwise provided for in the Reorganization Registration Statement.

               (11) The Acquiring  Fund  does  not  own,  directly  or
                    indirectly, nor has the Acquiring Fund owned during the past five (5) years, directly or indirectly, any stock of the Acquired Portfolio.

               (12) At the  time of  the Reorganization,  the Acquired
                    Portfolio will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Acquired Portfolio, except for the right to purchase stock at its fair market value in the ordinary course of business.

               (13) There is no  intercorporate indebtedness  existing
                    between  the  Acquiring  Fund  and   the  Acquired

          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 17

          Board of Directors
          Fund For Government Investors, Inc.



                    Portfolio that was issued, was acquired, or will be settled at a discount.

               (14) The fair  market value  of the Acquired  Portfolio
                    Assets transferred to the Acquiring Fund will equal or exceed the sum of the liabilities of the Acquired Portfolio assumed by the Acquiring Fund, plus the amount of liabilities, if any, to which the transferred Acquired Portfolio Assets are subject.

               (15) The   Acquired  Portfolio   is   not   under   the
                    jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

               (16)      The  Reorganization  is  not  a  tax-motivated
                    transaction and has been proposed and is being undertaken for a number of business and economic
                    reasons,  such   as   promoting   more   efficient
                    operations, enabling greater diversification, and continuing to obtain management and administrative services at acceptable levels, as described in the Reorganization Registration Statement.

               (17) The Acquiring  Fund Redomestication is  not a tax-
                    motivated transaction and has been proposed and is being undertaken for a number of business and economic reasons, such as achieving greater operational, administrative, and marketing flexibility, as described in the Reorganization Registration Statement.

               (18) The  approval   of  the   Reorganization  by   the
                    Acquired Portfolio Shareholders is not contingent upon the approval of the Acquiring Fund Redomestication by the Acquiring Fund
                    Shareholders, and the approval of the Acquiring Fund Redomestication by the Acquiring Fund Shareholders is not contingent on upon the approval of the Reorganization by the Acquired Portfolio Shareholders.


                                     CONCLUSIONS

          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 18

          Board of Directors
          Fund For Government Investors, Inc.



               For the reasons set forth above, and based solely on the information and the Assumptions set forth above, our opinion is that, for federal income tax purposes, the Reorganization will qualify for non-recognition treatment under Section 368(a)(1)(C) of the Code. Accordingly, the following tax consequences should result with respect to the Reorganization:

               (1) The acquisition by the Acquiring Fund of all of the Acquired Portfolio Assets solely in exchange for the Acquiring Fund Shares received in the Reorganization and the assumption of the accrued liabilities of the Acquired Portfolio, followed by the actual or deemed distribution by the Acquired Portfolio to the Acquired Portfolio Shareholders of such Acquiring Fund Shares will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

               (2) The Acquired Portfolio and the Acquiring Fund each will be treated as a "party to a reorganization" within the meaning of Section 368(b) of the Code.

               (3) Pursuant to Sections 361(a) and 357(a) of the Code, no gain or loss will be recognized to the Acquired Portfolio upon the transfer of all of the Acquired Portfolio Assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares received in the Reorganization and the assumption by the Acquiring Fund of all the liabilities of the Acquired Portfolio. In addition, pursuant to
                    Section 361(c)(1) of the Code, no gain or loss will be recognized to the Acquired Portfolio upon the actual or deemed distribution by the Acquired Portfolio to the Acquired Portfolio Shareholders of the Acquiring Fund Shares received in the Reorganization in exchange for the Acquired Portfolio Shareholders' Acquired Portfolio Shares pursuant to the Reorganization Plan.

               (4) Pursuant to Section 362(b) of the Code, the tax basis of the Acquired Portfolio Assets in the hands of the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Portfolio immediately prior to the proposed Reorganization.

          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 19

          Board of Directors
          Fund For Government Investors, Inc.



               (5) Pursuant to Section 1032(a) of the Code, no gain or loss will be recognized to the Acquiring Fund upon the Acquiring Fund's receipt of the Acquired Portfolio Assets pursuant to the Reorganization in exchange solely for the Acquiring Fund Shares or upon the actual or deemed distribution of those Acquiring Fund Shares to the Acquired Portfolio Shareholders in exchange for the Acquired Portfolio Shareholders' Acquired Portfolio Shares.

               (6) Pursuant to Section 1223(2) of the Code, the holding period of the Acquired Portfolio Assets to be received by the Acquiring Fund in the Reorganization will include the holding period during which such Acquired Portfolio Assets were held by the Acquired Portfolio immediately prior to the Reorganization.

               (7) Pursuant to Section 354(a)(1) of the Code, no gain or loss will be recognized to the Acquired Portfolio Shareholders pursuant to the Reorganization upon the receipt by the Acquired Portfolio Shareholders of the full and fractional Acquiring Fund Shares received solely in exchange for the Acquired Portfolio Shareholders' full and fractional Acquired Portfolio Shares.

               (8) Pursuant to Section 358(a)(1) of the Code, the tax basis of the full and fractional Acquiring Fund Shares to be received by the Acquired Portfolio Shareholders pursuant to the Reorganization will be the same as the tax basis of the full and fractional Acquired Portfolio Shares surrendered by the Acquired Portfolio Shareholders in exchange therefor.

               (9)  Pursuant  to  Section  1223(1) of  the  Code,  the
                    holding period of the full and fractional Acquiring Fund Shares to be received by the
                    Acquired Portfolio Shareholders in the Reorganization will include the holding period during which the full and fractional Acquired
                    Portfolio Shares surrendered by the Acquired Portfolio Shareholders in exchange therefor were held; provided, that those full and fractional

          Board of Directors                               February 6, 1996
          The Rushmore Fund, Inc.                                   Page 20

          Board of Directors
          Fund For Government Investors, Inc.



                    Acquired Portfolio Shares were held as capital assets in the hands of the Acquired Portfolio Shareholders on the date of the Reorganization.

               (10) Pursuant  to  Section  381(a)  of   the  Code  and
                    Section 1.381(a)-1 of the Treasury Regulations, the Acquiring Fund will succeed to and take into account the items of the Acquired Portfolio described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Treasury Regulations thereunder.

               (11) Pursuant  to  Section 381(c)(2)  of  the Code  and
                    Section 1.381(c)(2)-1 of the Treasury Regulations, the Acquiring Fund will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of the Acquired Portfolio as of the date of transfer. Any deficit in earnings and profits of either the Acquired Portfolio or the Acquiring Fund will be used only to offset the earnings and profits accumulated after the date of the transfer.

               As  stated above, our  opinion is based upon  and subject to the facts, Assumptions, and reasons discussed herein. No opinion is expressed or implied with respect to any entity's qualification as a RIC or with respect to any other tax matters aside from the qualification of the Reorganization under
          Section 368(a)(1)(C) of the Code and the related tax consequences as set forth above. Our opinion is based upon our analysis of the current law, but neither the courts nor the Service are, in any way, bound by our analysis. We consent to the use of this opinion as an exhibit to the Reorganization Registration Statement on Form N-14 under which the Acquiring Fund Shares will be registered.

                              Sincerely,


                              /s/ JORDEN BURT BERENSON & JOHNSON LLP
                              JORDEN BURT BERENSON & JOHNSON LLP